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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) September 25, 1996

                             HAPPINESS EXPRESS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        0-24422                                      13-3532966
(Commission File Number)                         (I.R.S. Employee
                                                Identification No.)

1107 Broadway, Suite #3, New York, New York              10010
      (Address of Principal Executive Offices)         (Zip Code)

                                 (212) 924-2700
              (Registrant's Telephone Number, Including Area Code)

             One Harbor Park Drive, Port Washington, New York 11050
                 (Former Address, if Changed Since Last Report)
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                      INFORMATION TO BE INCLUDED IN REPORT

     The Registrant Happiness Express, Inc. is referred to herein as the "Company."

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP.

                  On September 25, 1996, the Company filed a petition in the United States Bankruptcy Court for the Southern District of New York, requesting relief under Chapter 11 of the Federal Bankruptcy Code. The Company's petition has been assigned Bankruptcy Case Number 96B-45149 and is pending before Judge Burton R. Lifland. Subject to the supervision and orders of the Court, the Company's directors and officers will remain in possession of the Company's assets.

ITEM 5.           OTHER EVENTS.

                  The Company has relocated its offices to 1107 Broadway, Suite 1310, New York, New York, 10010, from One Harbor Park Drive, Port Washington, New York, 11050.

                  Joseph A. Sutton has resigned as the Company's Chief Executive Officer, President and Chairman of the Company's Board of Directors. Mr. J. Sutton's resignation was accepted by the Company on September 27, 1996. Additionally, on September 25, 1996, Isaac A. Sutton was terminated as Executive Vice President and Chief Operating Officer.

                  Morton H. Scheer, of Morton H. Scheer & Co., Inc., who was appointed to the Company's Board of Directors on May 29, 1996, and Arthur Golden, who was appointed to the Company's Board of Directors on June 7, 1996, will continue to serve as directors of the Company, along with Sheldon Hirsch, who has been a director of the Company since June, 1994. In connection with the Company's previously reported on-going investigation into financial irregularities with respect to its financial statements and accounting records, a committee of independent directors consisting of Messrs. Scheer, Golden and Hirsch was formed to orchestrate the investigation and to manage the Company's operations pending the results of the investigation.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HAPPINESS EXPRESS, INC.
                                             ---------------------------------
                                                        (Registrant)

Date: October 1, 1996                    By: /s/ Morton H. Scheer
                                             ---------------------------------
                                                    Morton H. Scheer
                                                    Chief Operating Officer